UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

CHANGDA INTERNATIONAL HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-53566 (Commission File Number)	98-0521484 (I.R.S. Employer Identification No.)

10th Floor Chenhong Building No. 301 East Dong Feng Street Weifang, Shandong, People’s Republic of China 261041
(Address of principal executive offices) (zip code)

86 1586 311 1662
(Registrant’s telephone number, including area code)

Not Applicable . (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2009, Leodegario Quinto Camacho tendered his resignation as director of Changda International Holdings, Inc. (the “Company”). The Board of Directors met on September 21, 2009 and resolved to accept Mr. Mr. Camacho’s resignation effective as of effective October 1, 2009.  Mr. Camacho still serves as Chief Financial Officer to the Company.

Effective October 1, 2009, our Board of Directors appointed Craig Marshak as an independent director and audit committee chairman of the Company, to serve until the earlier of his resignation, dismissal, death or when his successor is duly elected and qualified.

Mr. Marshak, age 50, has extensive experience in the area of corporate finance, having co-founded Trafalgar Capital Advisors, and the Trafalgar Capital Specialized Investment Fund, registered in Luxembourg. Mr. Marshak has served as Head of Investment Banking and Partner since its launch in January 2007. During this period, Mr. Marshak advised on the $45 million capital raising for Wits Basins acquisition of  the Xiaonanshan Iron Ore Project in the Anhui Province in Eastern China, (west of Shanghai), where London Capital PLC was introduced as a Strategic Partner.   Prior to that, Mr. Marshak served as Co-Head of the Nomura Technology and Growth Capital Principal Investment Fund and Corporate Finance group from February 1998 to January 2001. Among the projects Mr. Marshak advised on during his time at Nomura was the first round institutional investment into Shopping.com and its predecessor DealTime, later sold to Ebay for $600 million. Thereafter, Mr. Marshak was active in Israel related Venture Capital having served on the Board of Directors of Arbel Capital, a Technology Investment Bank headquartered in Tel Aviv, where he served as head of International Investment Banking, and  advised on the pre-IPO and Listing of Medgenics on the London Stock Exchange AIM Market.  During this time, Mr. Marshak acted as Senior Advisor to ARM Corporate Finance, a London headquartered investment banking firm now part of Religare Hitchens Harrison.

Mr. Marshak commenced his career at Wertheim Schroders New York offices, where he focused on mergers and acquisitions and corporate finance advisory work and subsequently moved to Schroders offices in London where he held a senior position in the International Finance Group, focusing on cross border transactions and international companies raising capital on the London Stock Exchange. Mr. Marshak was active in leading large global offerings for companies in Turkey, Greece, and Israel, where his experience in Chemicals included advising the Israel government on the $300 million privatization of Israel Chemicals.

Mr. Marshak graduated with a bachelors degree, summa cum laude, in Economics and Political Science from Duke University, Durham, North Carolina, and during that time received a one year Roger Alan Opel Scholarship to attend the London School of Economics. He also received a J.D. degree from the Harvard Law School.

There is no family relationship between Mr. Marshak and any of our other officers and directors. Mr. Marshak is not a director of any other company. Except for the employment arrangement described below, Mr. Marshak has not had any transaction with us since the beginning of our last fiscal year.

Mr. Marshak’s compensation as director of the Company is set forth in an appointment letter with the Company dated October 1, 2009. He will be paid an annual fee of $12,000, payable in monthly installments. Upon appointment he will also be granted 25,000 shares of common stock of the Company, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGDA INTERNATIONAL HOLDINGS, INC.

Dated: October 5, 2009	By:	/s/ Qingran Zhu
Qingran Zhu
Chief Executive Officer